
<ARTICLE> 5
<LEGEND>

                           TRAVELERS GROUP, INC.
                           FINANCIAL DATA SCHEDULE

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
June 30, 1996 CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF TRAVELERS GROUP
INC. AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.

</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                          $1,635
<SECURITIES>                                    86,874<F1>
<RECEIVABLES>                                   20,373<F2>
<ALLOWANCES>                                         0<F3>
<INVENTORY>                                          0<F3>
<CURRENT-ASSETS>                                     0<F3>
<PP&E>                                               0<F3>
<DEPRECIATION>                                       0<F3>
<TOTAL-ASSETS>                                 142,074
<CURRENT-LIABILITIES>                                0<F3>
<BONDS>                                         16,012<F4>
<PREFERRED-MANDATORY>                              213
<PREFERRED>                                        763
<COMMON>                                             6
<OTHER-SE>                                      10,956<F5>
<TOTAL-LIABILITY-AND-EQUITY>                   142,074
<SALES>                                              0<F3>
<TOTAL-REVENUES>                                 9,941
<CGS>                                                0<F3>
<TOTAL-COSTS>                                    8,925
<OTHER-EXPENSES>                                     0<F3>
<LOSS-PROVISION>                                   128<F6>
<INTEREST-EXPENSE>                               1,060<F6>
<INCOME-PRETAX>                                  1,413
<INCOME-TAX>                                       361
<INCOME-CONTINUING>                              1,096
<DISCONTINUED>                                       0<F3>
<EXTRAORDINARY>                                      0<F3>
<CHANGES>                                            0<F3>
<NET-INCOME>                                     1,096
<EPS-PRIMARY>                                    $2.20
<EPS-DILUTED>                                        0<F3>

<F1>Includes the following items from the financial statements: total investments $54,777; securities borrowed or purchased under agreements to resell $21,246; and trading securities owned, at market value $10,851.
<F2>Includes the following items from the financial statements: brokerage receivables $7,217; net consumer finance receivables $7,290 and other receivables $5,866.
<F3>Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.
<F4>Includes the following items from the financial statements: investment banking and brokerage borrowings $3,483; short-term borrowings $2,368 and long-term debt $10,161.
<F5>Includes the following items from the financial statements: additional paid-in capital $6,983; retained earnings $6,408; treasury stock $(2,102); unrealized gain (loss) on investment securities $1; and other $(334).
<F6>Included in total costs and expenses applicable to sales and revenues.

